EXHIBIT 99.1

Terra Tech Announces the Launch of GrowMass Program and $6,500,000 Convertible Debenture Financing

Irvine, Feb. 6, 2014 (GLOBE NEWSWIRE) -- Terra Tech Corp (TRTC), a fast-growing urban agricultural company, through their subsidiary GrowOp Technology, is pleased to announce the launch of their GrowMass program.  The program is designed to allow qualified permit winners throughout Massachusetts to have access to high quality, commercial grade cultivation equipment and to defer payments for up to 12 months.  In addition the Company is offering access to GrowOp's design team, at no additional cost, to help consult on the fabrication and implementation of their cultivation facility.

"I understand how expensive of an undertaking these facilities are as I own a medical cannabis dispensary," says Derek Peterson, CEO Terra Tech Corp. "Our hope is by freeing capital up these entrepreneurs can build a first class system that provides patients with quality medicine and in turn we can build long standing relationships with thriving businesses throughout the Northeast.

Last week Massachusetts announced the winners in their merit based medical marijuana permit program.  Twenty winners were announced with eight more able to find alternative locations.  The company understands how difficult raising capital and funding these projects are and is excited about creating a program that allows permit holders to procure the bulk of the equipment they need while deferring the payments out into the future when they are operational and better able to support the capital expenditure.

Under the terms of the program, qualified permit winners will have available to them the full line of commercial equipment that GrowOp offers as well as access to their expertise in design and implementation. GrowOp entered the market in early 2010 with the launch of the BIG BUD, a line of fully automated, mobile hydroponic chambers, which were featured on Fox News, CNN, National Geographic and more.  Since then the company has built and constructed multiple grow facilities including a 5-acre Dutch style hydroponic cultivation facility for food production located in New Jersey.

"Our expertise spans from commercial scale hydroponic cultivation techniques as well as equipment," says Ken Vande Vrede COO of Terra Tech Corp.  "Our family's generations of Dutch farming experience coupled with GrowOp's innovative technologies will give those that utilize this program a leg up in both efficiencies as well as cost."

In order to fund the program, create capital resources for potential mergers and acquisitions, implement automation systems at the farm and increase working capital, the Company announced the closing today of a financing that will provide approximately $6,875,000 over the next 12 months.  The financing, in the form of convertible debentures (the Debentures") led by Dominion Capital (the "investor") will be purchased by the investor over the course of the next 12 months in a series of tranches, subject to certain customary market-out conditions.

Under the terms of the convertible debenture agreement, the investor may convert their debentures at any time at a price equal to 90% of the 20 day VWAP of the Company's Common stock in the period preceding February 5th, 2014, subject to adjustment in the event of dilutive issuances or events of defaults. The debentures are being issued at an original issue discount of 5% and will accrue interest at the rate of 12%.  Additionally, the investor will receive a warrant to purchase a number of shares equal to 50% of the shares underlying the debenture, exercisable at a price equal to 90% of the 20 day VWAP of the Company's Common stock in the period preceding February 5th, 2014 for a period of 5 years, subject to further adjustment therein. The Debentures bear an 18 month maturity from the time they are issued and may be retired in shares of the Company's common stock subject to certain terms and conditions. The investor has committed to purchase up to $6,875,000 of aggregate principal Debentures subject to certain terms and conditions over the next 12 months. The first tranche, which is being funded today, is for $842,105.26,

In connection with the sale of the Debentures, the Company agreed to register for resale under the Securities Act of 1933 the shares of common issued or issuable upon conversion or payment of the Debentures, and the shares underlying the Warrants, by filing a resale registration statement with the Securities and Exchange Commission.

Aegis Capital Corp. acted as the sole placement agent for the offering.

Terra Tech Corp CEO, Derek Peterson, stated, "We are excited about capitalizing the company so we can effectively execute on our business plan, fund the GrowMass program and expand the company according to the aggressive goals management has set.  We see significant growth opportunities ahead in both food production as well as within the expanding medical cannabis industry.  As legalization spreads throughout the country opportunities for acquisitions and strategic investments unfold and we are thrilled to have the financial means to capitalize on those prospects."

About Terra Tech

Terra Tech Corp. (TRTC) through its wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies. The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners. Our complete product line is available at specialty retailers throughout the United States, and via our website. Through its wholly-owned subsidiary Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Food Emporium and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, and Pennsylvania.

For more information about Terra Tech Corp visit: www.terratechcorp.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com

Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Bill Clayton Independence Financial Ltd.
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